Jeffrey F. Barr, Esq. Direct T 702.415.2939 F 702.878.9995 jbarr@atllp.com ARMSTRONG TEASDALE LLP 7160 RAFAEL WAY, SUITE 320, LAS VEGAS, NV 89113 T 702.678.5070 F 702.878.9995 ArmstrongTeasdale.com May 30, 2023 First Busey Corporation 100 W. University Avenue Champaign, IL 61820 Re: Registration Statement on Form S-8 of First Busey Corporation Ladies and Gentlemen: We have acted as special counsel to First Busey Corporation, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 1,350,000 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), authorized for issuance under the First Busey Corporation Amended 2020 Equity Incentive Plan (as amended, the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on May 29, 2023 (together with all exhibits thereto, the “Registration Statement”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Opinion Subject to the qualifications, assumptions, and limitations set forth herein, it is our opinion that the Shares, when issued, will be validly issued, and subject to the restrictions imposed by the Plan, fully paid and nonassessable. Documents Reviewed, Assumptions, Qualifications, and Limitations For the purposes of providing the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary, without independent verification or investigation. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company, without independent verification or investigation. In our examination, we have assumed, without verification, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. Notwithstanding anything to the contrary herein or otherwise, with your permission, we are relying, without independent verification or investigation, on the Articles of Incorporation, as amended, of the Company, the Bylaws of the Company, the Plan, the resolutions duly adopted by the Board of Directors of the Company in

First Busey Corporation May 30, 2023 Page 2 ARMSTRONG TEASDALE LLP connection with the approval of the Plan and such other matters set forth in that certain First Busey Corporation Secretary’s Certificate dated May 26, 2023. The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan: (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against receipt of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post- effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; (c) the Shares shall have been issued in accordance with the Plan; and (d) the Company’s board of directors, or a duly authorized committee thereof, shall have duly authorized the issuance and sale of such Shares as contemplated by the Plan. This opinion letter is limited to the laws of the State of Nevada, and we do not express any opinion as to the effect of the laws of any other jurisdiction. Further, we express no opinion as to the effect of, or compliance with, any securities, antitrust, unfair competition, employee benefit, labor, or tax laws, rules or regulations. We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter). Consent We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Sincerely, /s/ Armstrong Teasdale LLP